                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         Kentucky Electric Steel, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
[KENTUCKY ELECTRIC STEEL LOGO]


                          KENTUCKY ELECTRIC STEEL, INC.
                              POST OFFICE BOX 3500
                          ASHLAND, KENTUCKY 41105-3500
                                 (606) 929-1222


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, FEBRUARY 2, 1999

To the Holders of the Common Stock of
Kentucky Electric Steel, Inc.

         The Annual Meeting of Stockholders of Kentucky Electric Steel, Inc., a Delaware corporation (the "Company"), will be held in Ballroom B, Ashland Plaza Hotel, Ashland, Kentucky, on Tuesday, February 2, 1999 at 10:00 a.m. (EST), for the following purposes:

         1. To elect two members of the Board of Directors to hold office until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified;

         2. To consider and vote upon approval of the adoption of the 1998 Employee Stock Option/Restricted Stock Plan;

         3. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the fiscal year ending September 25, 1999; and

         4. To consider and act upon such other business as may properly come before the meeting and any adjournment thereof.

         The Company's Board of Directors has fixed the close of business on December 11, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors.
                                          William J. Jessie, Secretary

December 29, 1998
Ashland, Kentucky

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

[KENTUCKY ELECTRIC STEEL LOGO]

                          KENTUCKY ELECTRIC STEEL, INC.
                              POST OFFICE BOX 3500
                          ASHLAND, KENTUCKY 41105-3500
                                 (606) 929-1222


                                 PROXY STATEMENT

                    FOR ANNUAL MEETING OF STOCKHOLDERS TO BE
                        HELD ON TUESDAY, FEBRUARY 2, 1999
                 APPROXIMATE DATE OF MAILING: DECEMBER 29, 1998

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kentucky Electric Steel, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Tuesday, February 2, 1999, at 10:00 a.m. (EST) in Ballroom B, Ashland Plaza Hotel, Ashland, Kentucky, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

         All proxies will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of the two nominees for director proposed by the Board of Directors in Proposal I, in favor of approval of the adoption of the 1998 Employee Stock Option/Restricted Stock Plan, and in favor of the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 25, 1999, all as recommended by the Board of Directors. A stockholder who executes a proxy may revoke it at any time before it is exercised by delivering to the Company another proxy bearing a later date or by submitting written notice of such revocation to the Secretary of the Company.

         A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 26, 1998 accompanies this proxy statement.

         A plurality of the votes cast is required for the election of directors. Votes withheld from a nominee for election as a director are not included in the tabulation of the voting results on the election of directors and, therefore, do not affect the election of directors. The approval of the 1998 Employee Stock Option/Restricted Stock Plan and the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants requires the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposals. Abstentions on these matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting and voting upon such proposals, and shall therefore have the same effect as if such shares were voted against such approval and such ratification. Broker "non-votes" will be treated as not represented at the meeting as to the approval of the 1998 Employee Stock Option/Restricted Stock Plan and the ratification of Arthur Andersen LLP for purposes of determining the number of votes needed for approval for such proposals.

         A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote upon a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Broker "non-votes" and the shares as to which stockholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The close of business on December 11, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Each outstanding share of the Company's common stock, $0.01 par value ("Common Stock"), is entitled to one vote. On December 11, 1998, there were outstanding and entitled to vote 4,059,531 shares of the Common Stock.

OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

         The following table sets forth information regarding the amount of the Common Stock beneficially owned, as of December 11, 1998, by each director of the Company, the nominees for election as directors of the Company, the executive officers named in the Summary Compensation Table and all directors and executive officers of the Company as a group:


                              NAME                                          SHARES
                                                                     BENEFICIALLY OWNED(1)           PERCENT
--------------------------------------------------------------------------------------------------------------------

Charles C. Hanebuth.............................................             188,630 (2)                4.5%
Clifford R. Borland.............................................               3,469                      (3)
Carl E. Edwards, Jr. ...........................................               4,844                      (3)
J. Marvin Quin II...............................................               9,706                      (3)
David C. Struve.................................................               9,764                      (3)
William J. Jessie...............................................             100,752 (4)                2.5%
Joseph E. Harrison..............................................              69,370 (5)                1.7%
William H. Gerak................................................              47,761 (6)                1.2%
Directors and Executive Officers as a Group (8 persons).........             434,296 (7)               10.1% (8)


(1) Under rules of the Securities and Exchange Commission ("SEC"), persons who have power to vote or dispose of securities, either alone or jointly with others, are deemed to be the beneficial owners of such securities.

(2) Includes 120,824 shares which Mr. Hanebuth had the right to acquire upon the exercise of stock options exercisable on December 11, 1998 or within 60 days thereafter. Excludes 203 shares owned separately by Mr. Hanebuth's spouse and children; Mr. Hanebuth disclaims that he is the beneficial owner of such shares.

(3) Shares beneficially owned do not exceed one percent of the outstanding shares of Common Stock.

(4) Includes 39,707 shares which Mr. Jessie had the right to acquire upon the exercise of stock options exercisable on December 11, 1998 or within 60 days thereafter.

(5) Includes 37,372 shares which Mr. Harrison had the right to acquire upon the exercise of stock options exercisable on December 11, 1998 or within 60 days thereafter.

(6) Includes 22,478 shares which Mr. Gerak had the right to acquire upon the exercise of stock options exercisable on December 11, 1998 or within 60 days thereafter.

(7) Includes 220,381 shares subject to option as described in the foregoing notes.

(8) The shares subject to options were deemed outstanding for purposes of this calculation.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         On December 11, 1998, the following persons were known to the Company to be the beneficial owners of more than five percent of the Common Stock:


                                                                 SHARES BENEFICIALLY
                   NAME AND ADDRESS                                     OWNED                         PERCENT
--------------------------------------------------------------------------------------------------------------------

Heartland Advisors, Inc...............................               764,000(1)                       18.8%
790 North Milwaukee Street
Milwaukee, Wisconsin  53202

State of Wisconsin Investment Board...................               450,000(2)                       11.1%
P.O. Box 7842
Madison, Wisconsin 53707

Franklin Resources, Inc...............................               450,000(3)                       11.1%
777 Mariners Island Boulevard
San Mateo, California 94404

NS Group, Inc.........................................               400,000(4)                        9.9%
Ninth and Lowell Streets
Newport, Kentucky 41072

Tontine Partners, L.P.................................               298,500(5)                        7.4%
200 Park Avenue
New York, NY 10166


(1) Based on written information received by the Company from Heartland Advisors, Inc. Heartland Advisors, Inc., an investment adviser, has sole voting power as to 276,000 shares and sole dispositive power as to 764,000 shares.

(2) Based on Amendment No. 4 to Schedule 13G dated January 20, 1998 filed with the SEC. The State of Wisconsin Investment Board has sole voting and dispositive power as to 450,000 shares.

(3) Based on Schedule 13G dated January 30, 1998 filed with the SEC by Franklin Resources, Inc. ("Franklin Resources"). Franklin Resources, an institutional investment manager, has sole voting power and shared dispositive power as to 450,000 shares.

(4) NS Group, Inc., a Kentucky corporation ("NS Group"), obtained such shares in connection with the initial public offering of shares of the Company's Common Stock as partial consideration for the transfer of all of the assets and liabilities of a subsidiary of NS Group to the Company. Clifford R. Borland, a director of the Company, serves as Chairman and Chief Executive Officer of NS Group. Mr. Borland disclaims beneficial ownership of the shares owned by NS Group.

(5) Based on Schedule 13G dated April 7, 1998 filed with the SEC by Tontine Partners, L.P., a Delaware limited partnership ("TP"), Tontine Management, L.L.C., a Delaware limited liability company ("TM"), Tontine Overseas Associates, L.L.C., a Delaware limited liability company and investment advisor ("TOA"), and Jeffrey L. Gendell, an individual. TP, TM, TOA and Mr. Gendell have shared voting power and shared dispositive power as to 298,500 shares.

                        PROPOSAL I: ELECTION OF DIRECTORS

         In accordance with the Bylaws of the Company, the Board of Directors has fixed the number of directors at five directors, divided into three classes of one, two and two directors, with the terms of office of each class ending in successive years. The Board of Directors has nominated Clifford R. Borland and David C. Struve, whose current terms as directors expire at the 1999 Annual Meeting, for election as directors to hold office until the 2002 Annual Meeting of Stockholders, and until their successors are elected and qualified in the class to which such directors are assigned or until their earlier deaths, resignations or removals.

         Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons listed below as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. In the event that either person listed as nominee becomes unavailable as a candidate for election, it is intended that the shares represented by your proxy will be voted for a substitute nominee, but the Board knows of no reason to anticipate that this will occur.

         Certain information with respect to the nominees and each of the continuing directors is set forth below, including any positions they hold with the Company.

                                                                    POSITIONS OR OFFICES      SERVED AS DIRECTOR
                          NAME                              AGE       WITH THE COMPANY        CONTINUOUSLY SINCE
-------------------------------------------------------------------------------------------------------------------
NOMINEES FOR TERMS ENDING IN 2002
Clifford R. Borland                                          61             None                     1993
David C. Struve                                              58             None                     1993

DIRECTOR WITH TERM ENDING IN 2000
Charles C. Hanebuth                                          54     President and Chief              1993
                                                                     Executive Officer

DIRECTORS WITH TERMS ENDING IN 2001
Carl E. Edwards, Jr.                                         57             None                     1993
J. Marvin Quin II                                            51             None                     1993


         The following are brief summaries of the business experience of the nominees for election as directors of the Company and the other directors whose terms of office as directors will continue after the Annual Meeting, including, where applicable, information as to the other directorships held by each of them.

NOMINEES

         CLIFFORD R. BORLAND has been Chairman and Chief Executive Officer of NS Group, a holding company for steel mini-mill operations, since 1995. Prior thereto, Mr. Borland was President, Chief Executive Officer and a director of NS Group.

         DAVID C. STRUVE has been Chairman of the Board and Chief Executive Officer of Latite Roofing and Sheet Metal Company Inc., a commercial and residential roofing company, since 1983.

         The Board of Directors recommends a vote FOR the election of the nominees for director of the Company.

CONTINUING DIRECTORS

         CARL E. EDWARDS, JR. has been Executive Vice President, General Counsel and Secretary of Lennox International Inc., a manufacturer of residential and commercial air conditioning and heating equipment and industrial furnaces, since February 1992. Prior thereto, Mr. Edwards was Vice President, General Counsel and Secretary of ELCOR Corporation, a manufacturer of roofing and industrial products.

         CHARLES C. HANEBUTH has been President and Chief Executive Officer of the Company since its formation in August 1993. From November 1990 to October 6, 1993, Mr. Hanebuth was President and Chief Operating Officer of Kentucky Electric Steel Corporation, a wholly owned subsidiary of NS Group. Mr. Hanebuth has 19 years management experience in the steel industry. Mr. Hanebuth is a director of Ashland Bankshares, Inc., the holding company of the Bank of Ashland, and Ashland Hospital Corporation, which operates King's Daughters' Medical Center.

         J. MARVIN QUIN II has been Senior Vice President and Chief Financial Officer of Ashland, Inc., a diversified corporation which produces and markets petroleum products, chemicals and road construction services, since 1992. Prior thereto, Mr. Quin was treasurer of Ashland, Inc. Mr. Quin also serves on the board of directors of Arch Coal, Inc.

BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors of the Company held four meetings during the fiscal year ended September 26, 1998. During such fiscal year all of the incumbent directors attended at least 75% of the aggregate meetings held by the Board of Directors and all committees on which they serve. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The nominees for election as directors of the Company are chosen by the full Board of Directors, and there is no standing committee entrusted with this function.

         AUDIT COMMITTEE. Messrs. Quin (Chairman), Edwards and Struve are members of the Audit Committee. The functions of the Audit Committee are to meet with appropriate Company financial and legal personnel and independent public accountants to review the internal controls of the Company and the objectivity of its financial reporting. The Audit Committee recommends to the Board the appointment of the independent public accountants to serve as auditors in examining the corporate accounts of the Company. The Audit Committee met two times during the fiscal year ended September 26, 1998.

         COMPENSATION COMMITTEE. Messrs. Struve (Chairman), Borland and Edwards are members of the Compensation Committee. The functions of the Compensation Committee are to review, discuss and advise management and make recommendations to the Board of Directors regarding compensation and benefits for the executive officers and highly compensated personnel of the Company. The Compensation Committee also has oversight responsibilities for all broadly based compensation and benefit programs of the Company. The Compensation Committee met two times during the fiscal year ended September 26, 1998.

         COMPENSATION OF DIRECTORS. Directors who are not employees of the Company are paid an annual retainer of $16,000 and $1,000 for each meeting of the Board of Directors attended in excess of four meetings per fiscal year, along with expenses for attendance at meetings of the Board and Committees. In addition, such outside Directors are paid $750 ($1,000 for Committee Chairmen) for each Committee meeting attended. Beginning with the April 23, 1997 quarterly Board meeting, at least sixty percent (60%) of all such fees are paid to such directors in the form of Common Stock subject to the terms of the Kentucky Electric Steel, Inc. Share Plan for Non-Employee Directors. Directors who are employees do not receive any compensation for service as directors, but the Company pays their expenses for attendance at Board meetings.

                             EXECUTIVE COMPENSATION

         The following table presents summary information for the 1996, 1997 and 1998 fiscal years concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended September 26, 1998 (the "named executive officers").


                           SUMMARY COMPENSATION TABLE



                                                 Annual Compensation      Long Term Compensation(1)
                                                 -------------------      -------------------------

           Name and                                                                         LTIP         All Other
      Principal Position           Year          Salary       Bonus(2)     Options(3)     Payouts     Compensation(4)
      ------------------           ----          ------       --------     ----------     -------     ---------------

Charles C. Hanebuth                1998         $270,360     $15,429            --           --           $113,215
President and Chief Executive      1997          270,360          --        34,521           --             85,813
Officer                            1996          270,360          --        34,521           --             82,278


William J. Jessie                  1998         $132,720      $6,909            --           --            $33,338
Vice President, Secretary,         1997          126,384          --        10,340           --             26,190
Treasurer and Chief                1996          126,384          --        10,340           --             24,933
Financial Officer

Joseph E. Harrison                 1998         $126,384      $6,579            --           --            $54,548
Vice President,                    1997          126,384          --        10,340           --             49,621
Sales and Marketing                1996          126,384          --        10,340           --             46,628


William H. Gerak                   1998         $109,896      $5,721            --           --            $46,148
Vice President,                    1997          109,896          --         8,991           --             38,443
Administration                     1996          109,896          --         8,991           --             36,066



(1) Stock options and restricted stock awards granted under the Company's 1993 and 1994 Employee Stock Option/Restricted Stock Plans provide for acceleration of vesting of awards in the event of a change of control of the Company, as defined in such plan.

(2) Amounts included under "Bonus" represent amounts paid or awarded under the executive compensation plan described in the Compensation Committee Report on Executive Compensation.

(3) Information represents stock options awarded under the Company's 1993 and 1994 Employee Stock Option/Restricted Stock Plans.

(4) Amounts included as "All Other Compensation" for the named executive officers consist of charges associated with the Company's salary continuation program, imputed interest on loans made under the Key Employee Stock/Loan Plan, the dollar value of premiums paid by the Company in connection with split dollar life insurance policies for the benefit of the named executive officers, contributions to the Company's Profit Sharing Plan on behalf of the named executive officers, and charges in connection with certain disability insurance premiums for Mr. Hanebuth. Charges associated with the salary continuation program during fiscal 1996, 1997 and 1998, respectively, were: $70,597, $74,852 and $101,128 for Mr. Hanebuth; $22,288, $24,071 and $30,002 for Mr.
         Jessie; $43,982, $47,502 and $51,302 for Mr. Harrison; and $33,766,
         $36,467 and $43,284 for Mr. Gerak. Imputed interest under the Key Employee Stock/Loan Plan for fiscal 1996, 1997 and 1998, respectively, was $5,658, $4,938 and $4,018 for Mr. Hanebuth; $2,645, $2,119 and
         $1,715 for Mr. Jessie; $2,645, $2,119 and $1,715 for Mr. Harrison; and $2,300, $1,976 and $1,491 for Mr. Gerak. The value of the benefit to the named individuals of the remainder of premiums paid by the Company on behalf of named individuals pursuant to the Company's split dollar insurance arrangements during fiscal 1998 was $292 for Mr. Hanebuth, $95 for Mr. Jessie, $77 for Mr. Harrison and $109 for Mr. Gerak. The Company made the following contributions to the Profit Sharing Plan in fiscal 1998: $1,754 on behalf of Mr. Hanebuth; $1,526 on behalf of Mr. Jessie; $1,454 on behalf of Mr. Harrison; and $1,264 on behalf of Mr. Gerak. The Company also provides an individual disability insurance policy for Mr. Hanebuth. In the event Mr. Hanebuth had been disabled for more than 90 days, the policy would pay $6,200 per month during the term of disability up to age 65. Premiums paid on behalf of Mr. Hanebuth amounted to $6,023 in each of fiscal 1996, 1997 and 1998.


         The following table presents certain additional information concerning stock options granted to the named executive officers. No stock options were granted to or exercised by the named executive officers during fiscal 1998.



                    AGGREGATED FISCAL YEAR-END OPTION VALUES


                                         Number of Securities                 Value of Unexercised
                                        Underlying Unexercised                    In-the-Money
                                                Options                            Options at
                                       at September 26, 1998(#)             September 26, 1998($) (1)
                                    --------------------------------     --------------------------------

           Name                      Exercisable     Unexercisable        Exercisable     Unexercisable
           ----                      -----------     -------------        -----------     -------------
Charles C. Hanebuth                     120,824         51,781                  0               0

William J. Jessie                        39,707         15,510                  0               0

Joseph E. Harrison                       37,372         15,510                  0               0

William H. Gerak                         22,478         13,486                  0               0

(1)      Based on the market value of the Company's Common Stock on September
         26, 1998.

OTHER COMPENSATION ARRANGEMENTS

         The Company entered into agreements ("Employment Agreements") with the named executive officers effective June 7, 1994. The Employment Agreements provide for continued employment of the respective officer by the Company for a period of three years following a Change of Control (as defined) on an equivalent basis to employment immediately before the Change of Control. If (i) the employee terminates his employment for any reason other than death or disability during the period from six months following a Change of Control and ending 36 months following a Change of Control, (ii) the Company terminates the employee's employment during the period from the date of the Change of Control and ending 36 months following a Change of Control ("Change of Control Period") or (iii) the employee terminates his employment for Good Reason (as defined) during the first six months of the Change of Control Period, the Company shall pay the employee a single lump sum cash payment equal to $1.00 less than three times the employee's "Base Amount." The term Base Amount means the employee's average annual compensation from the Company for the five consecutive years preceding the Change of Control. The Employment Agreements also provide that for a period of two years after the termination of the employee's employment under such agreement, the employee will not engage in any Competition Activity (as defined) and shall provide reasonable consulting services to the Company. Pursuant to the Employment Agreements, each employee has also agreed not to disclose Confidential Information (as defined) of the Company.

         The Board of Directors adopted an Executive Severance Plan effective June 7, 1994 for the named executive officers. In consideration for certain non-competition and confidentiality covenants and provided his employment is not terminated for Cause (as defined), each named executive officer is entitled to be paid his regular base salary at the time of severance from the Company for a period of 36 months for Mr. Hanebuth and 24 months for the other named executive officers following termination. In addition, the executive would continue to receive certain employee benefits and would be eligible to receive a pro rata share of any incentive bonus plan compensation earned but not paid and he would receive an amount equal to the cash value of all outstanding stock options, stock appreciation rights and restricted stock held by such executive.

         The Employment Agreements and the Executive Severance Plan also provide that an employee will be reimbursed for any legal expenses incurred in litigating his rights under the agreement or the severance plan.

         The Compensation Committee approved a Key Employee Stock/Loan Plan in February 1995, under which the Company may grant certain key employees rights to apply to the Company for a loan. The proceeds of any such loan must be used to purchase Kentucky Electric Steel Common Stock at that time, applied to previous stock purchases not made in connection with the Stock/Loan Plan or be used to meet tax obligations on restricted stock grants. The normal maximum amount which may be loaned to each eligible key employee is a percentage of base salary determined by a formula approved by the Compensation Committee. Such loans bear no interest and are repayable by the key employee through continued service with the Company, with the principal amount of the loan being forgiven at the rate of 20% for each year of continuous service subsequent to the date of the making of the loan. The outstanding balances of such loans are required to be repaid on any termination of employment with the Company, except for termination due to disability, death or retirement. No loans were made under the Key Employee Stock/Loan Plan in fiscal 1996, 1997 or 1998.

         Under the Company's salary continuation program, executive officers, upon retirement at age 62, will be paid an amount ranging from 55% to 60% of base salary to age 85 (10 years certain). At age 85, Mr. Hanebuth would continue to receive a benefit of 28% of his base salary. As of September 26, 1998, the salary continuation benefits reported for each named executive officer have been vested at various levels ranging from 60% to 75% by the Board of Directors.

         The Company has established a split dollar life insurance program for its executive officers and key employees. In September, 1998, the Company entered into split dollar insurance agreements with each of Mr. Hanebuth, Mr. Jessie, Mr. Harrison and Mr. Gerak. The Company pays the premium on any policies purchased under the terms of the agreements. Upon the employee's death, the beneficiaries designated by the employee will receive $2,040,000 in the case of Mr. Hanebuth, $1,000,000 in the case of Mr. Jessie, $860,000 in the case of Mr. Harrison and $830,000 in the case of Mr. Gerak. The Company will receive any proceeds in excess of such amounts.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 1998:

         The Company's executive compensation program (the "Program") has been designed to enable the Company to attract, motivate and retain senior management by providing a competitive total compensation opportunity that emphasizes variable, at-risk, performance-based compensation. The Program is comprised of three basic elements: base salaries which are competitive in specific industry segments within which the Company operates and which also reflect individual performance; annual incentive opportunities which may be paid in cash and/or awarded in restricted stock for the achievement of annual financial performance goals established by the Compensation Committee; and long-term stock based-incentive opportunities.

         A discussion of each of the elements of the Program along with a description of the significant decisions of the Compensation Committee with regard to fiscal 1998 compensation is set forth below.

         Annual total compensation for the executive officers consists of a base salary and the potential for an annual bonus under the Executive Incentive Compensation Plan (the "Incentive Compensation Plan"). Base salaries for the executive officers have been compared with national survey data for all industries and data from industry segments within which the Company operates. With respect to fiscal 1998 national survey data for all industries, data from industry segments within which the Company operates and evaluation of individual performance were utilized to determine base salaries. The annual base salaries for the executive officers other than the chief executive officer were determined through an interactive review process between the Compensation Committee and Mr. Hanebuth using the aforementioned criteria. Mr. Hanebuth's base salary was reviewed and established by the Compensation Committee.

         Under the Incentive Compensation Plan, officers may be awarded annual incentive bonuses if the Company meets certain performance criteria. Annual incentive bonuses for Mr. Hanebuth and other named executive officers are based upon pre-tax return on equity targets which are established at the beginning of the fiscal year. At specified levels of return, a participant is eligible to receive an incentive bonus equal to a variable percentage of his annual base salary, to a maximum of approximately 100% of annual base salary. The fiscal 1998 equity targets and incentive percentage levels were reviewed and approved by the Compensation Committee. Seventy-five percent of the incentive bonus may be paid quarterly during the fiscal year for which bonus payments are calculated, with the balance paid after determination of results for the fiscal year. Any contribution made by the Company for Profit Sharing to the Salaried Employees Profit Sharing and Flexible Compensation Plan on behalf of any executive officer results in a corresponding reduction in incentive compensation bonus payments to the executive officers.

         The long-term incentive component of the chief executive officer and the executive officers' compensation has in the past included stock options as well as stock loan rights. Stock options and stock loan rights are designed to align the long-term interests of the Company's executives and its stockholders and assist in the retention of executives. Due to an insufficient number of stock options available for grant, no stock options were awarded in fiscal 1998. The Company will likely consider additional stock option grants to such executives in fiscal 1999, subject to approval of the 1998 Employee Stock Option/Restricted Stock Plan by the Company's stockholders.

                                                     COMPENSATION COMMITTEE
                                                     David C. Struve (Chairman)
                                                     Clifford R. Borland
                                                     Carl E. Edwards, Jr.

                                PERFORMANCE GRAPH

         The following graph sets forth a comparison of the Company's cumulative total stockholder return from September 30, 1993 through September 30, 1998 with the cumulative total return for the same period of the Standard & Poor's 500 Index and the Standard & Poor's 500 Steel Index . The graph assumes a $100 investment in the Company's Common Stock and each index and the reinvestment of all dividends.


                              [PERFORMANCE CHART]


                            PROPOSAL II: APPROVAL OF
                         ADOPTION OF 1998 EMPLOYEE STOCK
                          OPTION/RESTRICTED STOCK PLAN

GENERAL

         The 1998 Employee Stock Option/Restricted Stock Plan (the "1998 Plan") was initially adopted by the Board of Directors of the Company on December 11, 1998, subject to approval by the stockholders of the Company. The purposes of the 1998 Plan are: (i) to establish a means for providing incentives to officers and other key employees of the Company upon whose judgment, initiative and efforts the long-term growth and success of the Company are largely dependent;
(ii) to assist the Company in attracting and retaining employees of proven ability; and (iii) to increase the identity of interest of such key employees with those of the Company's stockholders by providing such employees with the opportunity to acquire stock of the Company.

         A copy of the 1998 Plan is attached as ANNEX A to this Proxy Statement. The following summary of the terms of the 1998 Plan is qualified in its entirety by reference thereto. Stockholders are urged to refer to the 1998 Plan document and to read it carefully for a complete statement of provisions summarized therein.

         The 1998 Plan makes available up to 245,000 shares of Common Stock for awards of eligible employees of the Company in the form of stock options and restricted stock (collectively, "Awards"). Awards under the Plan may be made to any officer or other key employee of the Company. As of December 29, 1998, there were approximately 17 employees that would have been eligible to participate in the 1998 Plan. As of the date hereof, no Awards have been made under the 1998 Plan.

         The 1998 Plan is administered by the Compensation Committee of the Board of Directors which has the power to determine the key employees to whom Awards will be made and to determine the terms and conditions upon which Awards may be made and exercised. These will include matters such as: (i) vesting schedules for stock options and restricted stock awards; (ii) the exercise price of stock options; (iii) the duration of the stock options (which, in the case of incentive stock options, cannot exceed ten years); and (iv) the duration of restrictions and conditions of forfeiture applicable to restricted stock awards. The exercise price of stock options qualifying as incentive stock options under
Section 422 of the Internal Revenue Code ("incentive stock options") cannot be less than 100% of the fair market value on the date of grant and the exercise price of stock options not qualifying as an incentive stock options ("non-qualified stock options") cannot be less than the 85% of the fair market value on the date of grant; provided, however, that a non-qualified option may only be granted at an option price which is less than the fair market value on the date of grant if such option is expressly granted in lieu of a reasonable amount of salary or cash bonus, as determined by the Compensation Committee of the Board of Directors.

         No incentive stock option may be granted to an officer or other employee who possesses directly or indirectly at the time of the grant more than ten percent of the voting power of all classes of capital shares of the Company, unless (i) the option price is at least 110% of the fair market value of the shares subject to the incentive stock option on the date the incentive stock option is granted, and (ii) the incentive stock option is not exercisable after the expiration of five years from the date of grant.

         Stock options may not be sold, pledged, assigned, hypothecated or transferred by the holders, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Stock options may be exercised during the lifetime of the holder only by the holder or the holder's legal representative. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit an optionee to transfer a non-qualified stock option, or cause the Company to grant a non-qualified stock option that would otherwise be granted to an eligible optionee hereunder, to any one or more of the following: such person's descendant, spouse, dependent of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such person, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts, or an individual taking pursuant to a decree of divorce, child support or separate maintenance. The Compensation Committee may amend any outstanding option; provided, however, no such amendment may extend the maximum term during which an option may be exercised. Restricted shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restriction period.

         The recipient of an award of restricted shares is not entitled to receive delivery of the certificate for such restricted shares until the expiration of the restriction period established by the Compensation Committee with respect to such restricted shares. The total restriction period with respect to an Award of restricted shares may be not less than three years (with one-third vesting after each year); provided, however, the Compensation Committee may establish a restriction period of not less than one year if restrictions lapse based on the attainment of performance goals. Restricted shares may not be sold, transferred, pledged or otherwise encumbered during a restriction period. All restricted shares will be forfeited without further obligation on the part of the Company if the recipient ceases to be an employee of the Company prior to the end of the applicable restriction period.

         The 1998 Plan will expire on December 11, 2008, unless sooner terminated by the Board of Directors of the Company.

         The closing price per share of Company's Common Stock on December 11, 1998, was $3.0625.

CHANGE OF CONTROL

         Upon the occurrence of a Change of Control (as defined in the 1998
Plan), all outstanding stock options granted under the 1998 Plan will become exercisable in full (whether or not then otherwise exercisable) and all restricted shares will become vested and all restrictions with respect thereto will lapse, effective on the date of the Change of Control.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION

         In the event of a change in outstanding shares by reason of a share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, the maximum number of shares subject to stock option or award as restricted shares during the existence of the 1998 Plan, the number of shares subject to each outstanding stock option, the number of restricted shares outstanding and the option price of each outstanding stock option will be adjusted approximately by the Compensation Committee, whose determination in each case will be conclusive.

AMENDMENT TO 1998 PLAN

         The Board may amend the 1998 Plan in such respects as the Board may deem advisable; provided, however, that any such amendment must be approved by the stockholders of the Company if required by applicable federal or state law.

FEDERAL INCOME TAX CONSEQUENCES

         The grant of a stock option under the 1998 Plan will not result in taxable income at the time of grant for the optionee or the Company. The optionee will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the optionee will recognize ordinary income in the amount by which the fair market value exceeds the option price; the Company will be entitled to a deduction for the same amount. The tax treatment to an optionee of a disposition of shares acquired through the exercise of an option is dependent upon the length of time the shares have been held and on whether such shares were acquired by exercising an incentive or non-qualified stock option. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares under an incentive stock option before the applicable holding periods have been satisfied.

REQUIRED VOTE FOR APPROVAL

         The Board of Directors recommends a vote FOR approval of the adoption of the 1998 Plan. The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the meeting will constitute approval of the adoption of the 1998 Plan.


                           PROPOSAL III: RATIFICATION
                OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon the recommendation of its Audit Committee, has determined to appoint Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 25, 1999. A resolution will be presented at the meeting to ratify the appointment of Arthur Andersen LLP. If the stockholders do not ratify the selection of Arthur Andersen LLP, the selection of independent public accountants will be reconsidered by the Board.

         The Company has been advised that a representative of Arthur Andersen LLP will be present at the meeting with an opportunity to make a statement if such representative desires and will be available to respond to questions of the stockholders.

         The Board of Directors recommends a vote FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 25, 1999.

                          COMPLIANCE WITH SECTION 16(A)

         Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers and directors, and persons who own more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission. For fiscal 1998, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers and directors with respect to the most recent fiscal year were complied with.

                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders scheduled to be held on February 1, 2000, must be received by the Company by August 31, 1999, for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

         The Company's Bylaws also set forth certain advance notice or information requirements and time limitations on any director nomination or any new business which a stockholder wishes to propose for consideration at an annual or special meeting of stockholders. In order for a stockholder to nominate a candidate for director or bring a proposal before a stockholder meeting, the Bylaws generally require that notice be given to the Company not less than 60 days nor more than 90 days before the meeting; provided that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, then the stockholder must give such notice to the Company within 10 days after notice of the stockholder meeting is mailed or other public disclosure of the meeting is made. Accordingly, in order to nominate a candidate for director or bring a proposal before the 2000 Annual Meeting, the Company must receive notice from the stockholder between November 4, 1999 and December 4, 1999. The notice must contain certain information relating to the nominee for director or new business proposal. The Board of Directors of the Company may reject any nomination or new business proposal not timely made or supported by insufficient information. In addition, the time limits discussed in this paragraph also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority. If the date for the 2000 Annual Meeting is delayed or advanced by more than 30 calendar days, the Company will inform stockholders of such change, and the new dates referred to in this section, in accordance with the rules governing the solicitation of proxies. These requirements are separate from the rules of the Securities and Exchange Commission which provide for the inclusion of proposals of shareholders in the Company's Proxy Statement.

                                 ---------------

                                  MISCELLANEOUS

         The Company will bear the cost of solicitation of proxies. Proxies will be solicited by mail. They may also be solicited by officers and regular employees of the Company personally or by telephone, but such persons will not be specifically compensated for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of stock held of record by such persons and will be reimbursed for their reasonable expenses incurred in connection therewith.

         Management knows of no business to be brought before the Annual Meeting of Stockholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by delivering to the Company another proxy bearing a later date or by submitting written notice of such revocation to the Secretary of the Company. A postage-paid, return-addressed envelope is enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.


                                             By Order of the Board of Directors,
                                             WILLIAM J. JESSIE, Secretary

December 29, 1998
Ashland, Kentucky

                                     ANNEX A

                          KENTUCKY ELECTRIC STEEL, INC.
                1998 EMPLOYEE STOCK OPTION/RESTRICTED STOCK PLAN

         SECTION 1. PURPOSES. The purposes of this 1998 Stock Option/Restricted Stock Plan (the "Plan") are (i) to establish a means for providing incentives to officers and other key employees of the Company (as hereinafter defined) upon whose judgment, initiative and efforts the long-term growth and success of the Company are largely dependent; (ii) to assist the Company in attracting and retaining key employees of proven ability; and (iii) to increase the identity of interests of such key employees with those of the Company's stockholders by providing such employees with the opportunity to acquire stock of the Company.

         SECTION 2. DEFINITIONS. For purposes of the Plan, the following terms shall have the following meanings:

                  "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person, (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person, or (C) of any Person described in clause (i) above, or (iii) any Person in which such Person has, directly or indirectly, a five percent or greater voting or economic interest or the power to control. For the purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management or policies of such Person whether through the ownership of voting securities, or by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Board" means the Board of Directors of the Company.

                  "Change of Control" shall mean:

                          (i) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or entity or group of Persons or entities acting in concert as a partnership or other group (a "Group of Persons") other than a Person described in clause
                  (i) of the definition of Affiliate;

                          (ii) the consummation of any consolidation or merger
                  of the Company with or into another corporation with the effect that the stockholders of the Company immediately prior to the date of the consolidation or merger hold less than 51% of the combined voting power of the outstanding voting securities of the surviving entity of such merger or the corporation resulting from such consolidation ordinarily having the right to vote in the election of directors (apart from rights accruing under special circumstances) immediately after such merger or consolidation;

                          (iii) the stockholders of the Company shall approve
                  any plan or proposal for the liquidation or dissolution of the Company;

                          (iv) a Person or Group of Persons acting in concert as
                  a partnership, limited partnership, syndicate or other group shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) ("Beneficial Owner") of securities of the

                  Company representing 30% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors; or

                          (v) a Person or Group of Persons, together with any
                  Affiliates thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate of such Person or Group of Persons, will constitute a majority of the Board of Directors of the Company;

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Committee" means a committee of directors established by the Board in accordance with Delaware law and the Company's By-laws to administer the Plan, or in the absence of such a Committee, the Board.

                  "Company" means Kentucky Electric Steel, Inc., a Delaware corporation; when used in the Plan with reference to employment, "Company" includes any Subsidiary of the Company.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" means the average of the highest sale price and the lowest sale price of a Share on the date the value of a Share is to be determined, as reported on the NASDAQ System, and published in the Wall Street Journal, or if no sale is reported for such date, then on the next preceding date for which a sale is reported or, if the Shares are no longer traded on the NASDAQ System, the determination of such value shall be made by the Committee in accordance with applicable provisions of the Code and any regulations promulgated under the Code.

                  "Incentive Stock Option" means an Option granted under the Plan or any other plan of the Company which qualifies as an incentive stock option under Section 422 of the Code.

                  "Nonqualified Option" means an Option granted under the Plan which by its terms does not qualify as an Incentive Stock Option.

                  "Option" means a right granted under the Plan to purchase Shares during a specified period at a specified price.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

                  "Restriction Period" means the period of time selected by the Committee during which the restrictions as to Restricted Shares are to be in effect pursuant to Section 11.

                  "Restricted Shares" means Shares awarded by the Committee pursuant to Section 11 which, during the Restriction Period, are nontransferable and subject to a substantial risk of forfeiture until the specified conditions are satisfied.

                  "Share" or "Shares" means shares of the Company's Common Stock, par value $.01 per share.

                  "Subsidiary" means any company more than 50% of the voting stock of which is owned or controlled, directly or indirectly, by the Company

                  "Tax Date" means the date as of which the amount of a withholding tax payment with respect to the exercise of an Option or with respect to Restricted Shares is calculated.

         SECTION 3. SHARES SUBJECT TO THE PLAN. The maximum number of Shares that may be issued and/or delivered under the Plan upon the exercise of Options granted under the Plan or awarded under the Plan as Restricted Shares is 245,000, subject to adjustment as provided in Section 13. Such Shares may be either authorized and unissued Shares or treasury Shares. Any Shares subject to an Option which for any reason has terminated or expired or has been canceled prior to being fully exercised may again be subject to option or may be awarded as Restricted Shares under the Plan. Shares which have been surrendered to, or withheld by, the Company to satisfy all or a portion of the option price of an Option or a tax withholding obligation and Restricted Shares which are forfeited prior to vesting (to the extent the recipient received any dividends or other similar benefit with respect thereto) may not again be subject to option or be awarded as Restricted Shares under the Plan.

         SECTION 4. ADMINISTRATION. The Plan shall be administered by the Committee, which shall have and exercise all the power and authority granted to it under the Plan. No director shall serve as a member of the Committee if he does not qualify as a disinterested person with respect to the Plan under Rule 16b-3 (or any successor provision) promulgated under the Exchange Act. Subject to the provisions of the Plan, the Committee in its sole discretion, shall determine the persons to whom, and the times at which, Options are granted and Restricted Shares are awarded; the number of Shares to be subject to each Option; the option price per Share; the term of each Option; and the Restriction Period and restrictions applicable to each Restricted Share award. Subject to the express terms of the Plan, both the Board and the Committee also may interpret the Plan, reconcile inconsistencies in the Plan, prescribe, amend and rescind any rules and regulations relating to the Plan either deems appropriate and make all other determinations necessary or advisable for the administration of the Plan, and such determinations (to the extent not revised or modified by the Board) shall be conclusive. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or acts reduced to or approved in writing by all members of the Committee shall be acts of the Committee.

         SECTION 5. ELIGIBILITY. From time to time during the term of the Plan, the Committee may grant one or more Options and may award Restricted Shares to any officer or other key employee of the Company.

         SECTION 6.  OPTION AGREEMENTS; TERMS OF OPTIONS.

                 (a) The terms of each Option granted under the Plan shall be set forth in a written stock option agreement, the form of which shall be approved by the Committee.

                 (b) Unless waived or modified pursuant to Section 6(c), the following terms and provisions shall apply to all Options granted under the
Plan:

                     (1) No Option may be granted at an option price which
                  is less than 85% of the Fair Market Value of a Share on the date of grant; provided, however, that no Option may be granted at an option price which is less than the Fair Market Value of a Share on the date of grant unless such Option is expressly granted in lieu of a reasonable amount of salary or cash bonus, as determined by the Committee.

                           (2) No Option may be exercised more than ten years
                  after the date of grant.

                           (3) At the time an Option is granted, the Committee
                  may provide that the Option may be exercised in full or in part only after the passage of a specified period or periods of time following the date of grant or only if specified conditions have been satisfied.

                           (4) Except as set forth in Sections 6(b)(5) and
                  6(b)(6), an Option may be exercised only if the holder thereof has been continuously employed by the Company since the date of grant. Whether authorized leave of absence or absence for military or governmental service shall constitute a termination of employment shall be determined by the Committee, after consideration of any applicable regulations issued under the Code.

                           (5) At the time an Option is granted, or at such
                  other time as the Committee may determine, the Committee may provide that, if the holder of the Option ceases to be employed by the Company for any reason (including retirement or disability) other than death, the Option will continue to be exercisable by the holder (to the extent it was exercisable on the date the holder ceased to be employed) for such additional period (not to exceed the remaining term of such Option) after such termination of employment as the Committee may provide.

                           (6) At the time an Option is granted, or at such
                  other time as the Committee may determine, the Committee may provide that, if the holder of the Option dies while employed by the Company or while entitled to the benefits of any additional exercise period established by the Committee with respect to such Option in accordance with Section 6(b)(5), then the Option will continue to be exercisable (to the extent it was exercisable on the date of death) by the person or persons (including the holder's estate) to whom the holder's rights with respect to such Option have passed by will or by the laws of descent and distribution or, if permitted by
                  Section 10, the holder's designated beneficiary, for such additional period after death (not to exceed the remaining term of such Option) as the Committee may provide.

                           (7) At the time an Option is granted, the Committee
                  may provide for any restrictions or limitations on the exercise of the Option and/or on the transferability of the Shares issuable upon the exercise of such Option as it may deem appropriate.

                           (8) At the time an Option is granted, the Committee
                  may specify other terms, conditions and restrictions in addition to those set forth herein.

                  (c) Subject to the ten-year limitation set forth in Section 6(b)(2), the Committee may waive or modify at any time, either before or after the granting of an Option, any condition, limitation or restriction with respect to the exercise of such Option imposed by or pursuant to this Section 6 or in
Section 7 in such circumstances as the Committee may, in its discretion, deem appropriate (including, without limitation, in the event of a proposed Change of Control or other similar transaction involving the Company); provided, however, that any such waiver or modification with respect to an outstanding Option shall be subject to the same limitations applicable to amendments to outstanding Options, as set forth in Section 6(e).

                  (d) In the event any Change of Control is authorized or approved by either the Board or the stockholders of the Company, the Committee may, in its sole discretion, cancel (effective upon not less than 30 days' notice) any Option granted under the Plan. Promptly after such cancellation, the Company shall pay in cash to the holder of each canceled Option an amount equal to the excess of the aggregate Fair Market Value on the effective date of such cancellation of the Shares then subject to the Option (whether or not the Option is then fully exercisable) over the aggregate option price of such Option. In addition, the Committee shall have the authority, in its sole discretion, to authorize the payment to the holder of an Option at any time, with the consent of the holder, in exchange for the cancellation of all or a part of an Option, of cash in an amount not to exceed the difference between the aggregate Fair Market Value on the effective date of such cancellation of the Shares with respect to which the Option is being canceled and the aggregate option price of such Shares.

                  (e) Subject to the terms and provisions of the Plan, the Committee may amend any outstanding Option; provided, however, that (i) no such amendment may extend the maximum term during which the Option, if fully vested, may be exercised or reduce the option price of the Option (other than to set forth an adjustment in the option price made pursuant to Section 13) except that the option price may be reduced or option exchanged with respect to not more than 12,250 Shares but only for special circumstances, as determined by the Committee, and (ii) if the amendment would adversely affect the rights of the holder of the Option, the consent of such holder to such amendment must be obtained.

         SECTION 7.  ADDITIONAL PROVISIONS APPLICABLE TO INCENTIVE STOCK
                     OPTIONS.

                 (a) The following additional terms and provisions shall apply to all Incentive Stock Options granted under the Plan, notwithstanding any provision of Section 6(b) to the contrary:

                           (1) No Incentive Stock Option may be granted at an
                  option price per Share which is less than the Fair Market Value of a Share on the date of grant.

                           (2) No Incentive Stock Option shall be granted to an
                  officer or other employee who possesses directly or indirectly (as provided in Section 425(d) of the Code) at the time of grant more than 10% of the voting power of all classes of capital shares of the Company, any Subsidiary or any parent of the Company unless (i) the option price is at least 110% of the Fair Market Value of the Shares subject to the Incentive Stock Option on the date the Incentive Stock Option is granted, and (ii) the Incentive Stock Option is not exercisable after the expiration of five years from the date of grant.

                           (3) The aggregate Fair Market Value (determined as of
                  the time an Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options granted under the Plan and all other plans of the Company, any Subsidiary and any parent corporation are exercisable for the first time by any individual in any calendar year shall not exceed $100,000, or such other maximum amount permitted by the Code.

                           (4) No Incentive Stock Option may be granted after
                  December 11, 2008.

                 (b) The Committee may grant Incentive Stock Options from time to time to employees of the Company who formerly were employed by a corporation with which the Company or a subsidiary entered into a transaction described in
Section 424(a) of the Code in substitution for incentive stock options held by such persons. Any Incentive Stock Options so granted shall be on such terms and conditions as may be necessary for the grant to be treated as a substitution under Section 424(a) of the Code. To the extent contemplated by Section 424(a) of the Code, any Incentive Stock Options so granted need not comply with the restrictions set forth in Section 7(a)(1) and (2) above.

         SECTION 8. PROCEDURE FOR EXERCISE OF OPTIONS AND PAYMENT. The holder of an Option granted under the Plan may exercise the Option in full or in part (but for full Shares only) by giving written notice of the exercise to the Company. The option price for the Shares purchased must be paid in full at the time such notice is given either in cash or, if the Committee approves, by delivery of Shares owned by the Option holder, or any combination of cash and such already-owned Shares. An Option shall be deemed exercised on the date the Company receives written notice of the exercise, together with full payment for the Shares purchased. In the event already-owned Shares are used to pay all or a portion of the option price, the amount credited to payment of the option price shall be the Fair Market Value of the already-owned Shares on the date the Option is exercised.

         SECTION 9. TAX WITHHOLDING. With the approval of the Committee, the holder of an Option may elect to have the Company retain from the Shares to be issued upon the exercise of such Option a number of Shares, or may deliver to the Company a number of other Shares, having a Fair Market Value on the Tax Date equal to all or any part of the federal, state and local withholding tax payments (whether mandatory or permissive) to be made on behalf of the holder with respect to the exercise of the Option (up to a maximum amount determined by the holder's top marginal tax rate) in lieu of making such payments in cash. The Committee may establish from time to time rules or limitations with respect to the exercise of the rights described in this paragraph; provided, however, that, in any event, any such election made by a person subject to Section 16 of the Exchange Act must be made in accordance with any applicable rules established thereunder.

         SECTION 10. NON-TRANSFERABILITY. Options may not be sold, pledged, assigned, hypothecated or transferred by the holders other than by will or the laws of descent and distribution (or, if permitted by applicable law and the Code, by designation of beneficiary effective on death) or pursuant to a qualified domestic relations order (to the extent permitted by the Code). Options may be exercised during the lifetime of the holder only by the holder or by the holder's legal representative. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit an optionee to transfer a non-qualified stock option, or cause the Company to grant a non-qualified stock option that would otherwise be granted to an eligible optionee hereunder, to any one or more of the following: such person's descendant, spouse, dependent of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such person, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts, or an individual taking pursuant to a decree of divorce, child support or separate maintenance.

         SECTION 11.  AWARD OF RESTRICTED SHARES.

                 (a) The Committee from time to time may award Restricted Shares to any officer or other key employee of the Company. At the time Restricted Shares are awarded, the Committee shall inform the recipient of the making of the award and the Restriction Period and restrictions applicable thereto, and a certificate representing the number of Restricted Shares awarded shall be registered in the name of the recipient but shall be held by the Company for the recipient's account. The recipient shall have the entire beneficial ownership of, and all rights and privileges as a stockholder with respect to, such Restricted Shares (including, without limitation, the right to receive dividends and to vote), subject to the restrictions set forth in Section 11(b).

                 (b) Subject to the other provisions of this Section 11, Restricted Shares awarded under the Plan shall be subject to all of the following restrictions:

                      1. The recipient of an award of Restricted Shares shall not be entitled to receive delivery of the certificate for such Restricted Shares until the expiration of the Restriction Period established by the Committee with respect to such Restricted Shares.

                      2. The total Restriction Period shall be not less than three years (with one-third vesting after each year); provided, however, the Committee may establish a Restriction Period of not less than one year if restrictions lapse based on the attainment of performance goals.

                      3. Such Restricted Shares shall not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restriction Period.

                      4. All such Restricted Shares shall be forfeited and all rights of the holder to such Restricted Shares shall terminate without further obligation on the part of the Company if the recipient ceases to be an employee of the Company prior to the end of the Restriction Period.

Restricted Shares may be awarded with such other restrictions and on such other terms and conditions (including, without limitation, restrictions which lapse based on the attainment of performance goals) as the Committee may determine.

                  (c) At the time Restricted Shares are awarded, the Committee may provide that, if the holder of Restricted Shares dies or becomes disabled or retires in accordance with the Company's normal retirement policies at the normal retirement age prior to the expiration of the specified Restriction Period, all restrictions imposed under Section 11(b) immediately will cease to apply to (and all rights of the holder of the Restricted Shares immediately will vest with respect to) all or such portion of the Restricted Shares held by such person as the Committee determines.

                  (d) Notwithstanding any other provision of this Section 11, the Committee may, if it finds that the circumstances in a particular case so warrant, allow a holder of Restricted Shares who ceases to be employed by the Company and who otherwise would forfeit such Restricted Shares to retain any or all of such Restricted Shares and, thereupon, all restrictions imposed under
Section 11(b) immediately will cease to apply to (and all rights of the holder of such Restricted Shares immediately will vest with respect to) all or such portion of the Restricted Shares as the Committee determines.

                  (e) At the end of the Restriction Period with respect to Restricted Shares awarded under the Plan, or at such earlier time as provided in
Section 6(c) or (d), all restrictions with respect to the Restricted Shares shall lapse (and all rights of the holder of such Restricted Shares immediately will vest), and the Company shall deliver to the holder (or the holder's beneficiary or estate) a certificate representing the Shares that formerly were Restricted Shares, free of all restrictions. The Company shall not be required to deliver any fractional Share but shall pay to the holder (or his beneficiary or estate), in lieu of delivering a fractional Share, the Fair Market Value of such fractional Share as of the date the restrictions lapsed.

                  (f) With the approval of the Committee, upon the lapse of the restrictions with respect to Restricted Shares, the holder of the Restricted Shares may elect to have the Company retain a number of such Restricted Shares, or may deliver other Shares to the Company, having a Fair Market Value on the Tax Date equal to all or any part of the federal, state and local withholding tax payments (whether mandatory or permissive) to be made on behalf of the holder with respect to the lapse of such restrictions (up to a maximum amount determined by the holder's top marginal tax rate) in lieu of making such payments in cash. The Committee may establish from time to time rules or limitations with respect to the exercise of the rights described in this paragraph; provided, however, that, in any event, any such election made by a person subject to Section 16 of the Exchange Act must be made in accordance with any applicable rules established thereunder.

         SECTION 12. CHANGE OF CONTROL. Unless otherwise provided in the option agreement or in the restrictions applicable to an award of Restricted Shares, upon the occurrence of a Change of Control, all outstanding Options granted under the Plan shall become exercisable in full (whether or not then otherwise exercisable) and all Restricted Shares shall become vested and all restrictions with respect thereto shall lapse, effective on the date of the Change of Control.

         SECTION 13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of a change in outstanding Shares by reason of a Share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, the maximum number of Shares subject to option or award as Restricted Shares during the existence of the Plan, the number of Shares subject to each outstanding Option, the number of Restricted Shares outstanding and the option price of each outstanding Option shall be adjusted appropriately by the Committee, whose determination in each case shall be conclusive. Any additional Restricted Shares issued pursuant to an adjustment made under this Section 13 with respect to outstanding Restricted Shares shall be subject to the same restrictions and Restriction Period as the Restricted Shares with respect to which the additional Restricted Shares are issued.

         SECTION 14. CONDITIONS UPON GRANTING OF OPTIONS AND ISSUANCE OF SHARES. No Option shall be granted, no Shares shall be issued upon the exercise of an Option and no Restricted Shares shall be awarded unless the grant of the Option, the exercise of such Option, the issuance and delivery of Shares upon exercise of the Option or the award of the Restricted Shares shall comply with or qualify for exemption from all relevant provisions of state and federal law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under such acts, and any requirements of any stock exchange or other trading system upon which the Shares then may be listed.

         SECTION 15.  AMENDMENT AND TERMINATION OF PLAN.

                 (a) The Board from time to time may amend the Plan in such respects as the Board may deem advisable; provided, however, that any such amendment must be approved by the holders of outstanding Shares by such vote (if any) as may be required by, and otherwise in compliance with, applicable federal or state law (including Rule 16b-3 (or any successor provision) under the Exchange Act) and the requirements of any stock exchange or other trading system upon which the Shares may then be listed.

                 (b)  The Board may terminate the Plan at any time.

                 (c) Neither any amendment to the Plan nor the termination of the Plan shall adversely affect any Option or Restricted Shares previously granted, and all such Options shall remain in full force and effect and all such Restricted Shares shall remain outstanding as if the Plan had not been adversely amended or terminated.

         SECTION 16. NOTICES. Each notice relating to the Plan shall be in writing and delivered in person or by first class mail (which may, but need not, be certified or registered mail) to the proper address. Each notice shall be deemed to have been given on the date of actual receipt. Each notice to the Company shall be addressed as follows: Kentucky Electric Steel, Inc., P.O. Box 3500, Ashland, Kentucky 41105. Each notice to a holder of an option or other person then entitled to exercise an option shall be addressed to such holder or other person at the holder's address set forth in the option. Anyone to whom a notice may be given under this Plan may designate a new address by written notice to the other party to that effect.

         SECTION 17. PRONOUNS AND PLURALS. All pronouns shall be deemed to refer to the masculine, feminine, singular or plural, as the identity of the person or persons may require.

         SECTION 18. BENEFITS OF PLAN. This Plan shall inure to the benefit of and be binding upon each successor and assignee of the Company. All rights and obligations imposed upon the holder of an Option or

Restricted Shares and all rights granted to the Company under this Plan shall be binding upon such holder's heirs, legal representatives and successors. Notwithstanding the foregoing, neither the Plan nor the grant or award of any Option or Restricted Shares under the Plan shall confer upon any employee the right to continued employment with the Company or affect in any way the right of the Company to terminate the employment of an employee at any time and for any reason.

         SECTION 19. SAVING PROVISION. With respect to persons subject to
Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor rule promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board or the Committee.

         SECTION 20.  STOCKHOLDER APPROVAL AND TERM OF PLAN.

                 (a) The Plan shall become effective upon its approval by the affirmative vote of the holders of a majority of the Shares entitled to vote thereon held by stockholders present in person or by proxy at a stockholders' meeting at which a quorum is present. Prior to the time such approval is obtained, the Committee may grant Options and award Restricted Shares under the Plan so long as: (i) no such Option will become exercisable, and the Restriction Period with respect to no such Restricted Shares will lapse, prior to the date of such stockholder approval, and (ii) all such Options and Restricted Shares will terminate if such stockholder approval is not obtained within one year after the date of the grant or award.

                 (b) The Plan shall expire on December 11, 2008, unless sooner terminated in accordance with Section 15.

                                  [PROXY CARD]

[X]  PLEASE MARK VOTES AS IN THIS EXAMPLE.
                          KENTUCKY ELECTRIC STEEL, INC.

Mark box at right if you plan to attend the Meeting of Stockholders.   / /
Mark box at right if an address change or comment has been noted
         on the reverse side of this card.                             / /

RECORD DATE SHARES:





         Please be sure to sign and date this Proxy.          Date:


         Stockholder sign here                       Co-owner sign here


1.       Election of Directors.

                  CLIFFORD R. BORLAND
                  DAVID C. STRUVE
                  / / For All Nominees               / /  Withhold              / / For All Except

(to elect the above nominees as Directors)

NOTE: IF YOU DO NOT WISH YOUR SHARES VOTED "FOR" A PARTICULAR NOMINEE, MARK THE
"FOR BOTH NOMINEES EXCEPT" BOX AND STRIKE A LINE THROUGH THE NAME OF THE
NOMINEE. YOUR SHARES WILL BE VOTED FOR THE REMAINING NOMINEE.

2.       To consider and vote upon  approval of the adoption of the 1998  Employee  Stock  Option/Restricted  Stock
         Plan.

                  / / FOR             / / AGAINST              / / ABSTAIN

3. Ratify the appointment of Arthur Andersen LLP, as independent public accountants for fiscal 1999.

                  / / FOR             / / AGAINST              / / ABSTAIN

4. In their discretion, on any other matter that may properly come before the meeting or any adjournment thereof.

DETACH CARD                                                          DETACH CARD

                          KENTUCKY ELECTRIC STEEL, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 2, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints William J. Jessie and William H. Gerak, or either of them, with full power to act alone, the true and lawful attorneys-in-fact and proxies of the undersigned, with full power of substitution and revocation, to vote all shares of common stock of Kentucky Electric Steel, Inc., a Delaware corporation, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Ashland Plaza Hotel, Ashland, Kentucky, on Tuesday, February 2, 1999 at 10:00 a.m., Eastern Standard Time, and at any adjournments thereof, with all powers the undersigned would possess if personally present.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE DATE THIS PROXY AND SIGN NAME OR NAMES EXACTLY AS PRINTED HEREON. WHERE THERE IS MORE THAN ONE OWNER, EACH MUST SIGN. WHEN SIGNING IN FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE GIVE FULL TITLE AS SUCH.


HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

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